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                                                                    Exhibit 99.3



                    CONFIDENTIAL VOTING INSTRUCTION SHEET
                    -------------------------------------


                                         (Print your name)
- -----------------------------------------



                                          (Insert Number of Allocated Shares of
- ----------------------------------------- Congressional Convertible Preferred
                                          Stock as of December 31, 1995)



PLEASE INITIAL ONE OF THE FOLLOWING:


- -----------------------      I hereby direct the Substitute Trustee of the
                             Congressional Construction Corporation Employee Stock Ownership Plan and Trust to vote all of the Allocated Shares referenced above FOR the Merger of Merger Sub with and into Congressional Construction Corporation pursuant to the Merger Agreement, as described in the Information Statement/Prospectus that has been provided to me and which I have reviewed and understand.


- -----------------------      I hereby direct the Substitute Trustee of the
                             Congressional Construction Corporation Employee Stock Ownership Plan and Trust to vote all of the Allocated Shares referenced above AGAINST the Merger of Merger Sub with and into Congressional Construction Corporation pursuant to the Merger Agreement, as described in the Information Statement/Prospectus that has been provided to me and which I have reviewed and understand.


- -----------------------      I hereby direct the Substitute Trustee of the
                             Congressional Construction Corporation Employee Stock Ownership Plan and Trust to assert on my behalf, in accordance with Section 13.1-731 of the Virginia Act, my DISSENTER'S RIGHTS as to the Allocated shares referenced above and direct the Substitute Trustee to exercise my dissenter's rights accordingly. I understand that to assert dissenter's rights I cannot direct the Substitute Trustee to vote any of the Allocated Shares referenced above for the Merger of Merger Sub with and into Congressional Construction Corporation pursuant to the Merger Agreement, as described in the Information Statement/Prospectus that has been provided to me and which I have reviewed and understand.






DATE:                                       , 1996.
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SIGNATURE:
           --------------------------------------------------------


Upon completion, please return in the enclosed envelope for independent and confidential tabulating. All voting instructions should be mailed by May 17, 1996, to ensure adequate time for the tabulator to receive and tally your voting instructions prior to the Special Meeting of the Shareholders of Congressional Construction Corporation on May 28, 1996.